Exhibit 99.1

Uber Announces Proposed Private Placement of
$1.0 Billion of Convertible Senior Notes

SAN FRANCISCO, December 7, 2020 – Uber Technologies, Inc. (NYSE: UBER) today announced that it intends to offer, subject to market conditions and other factors, $1.0 billion principal amount of Convertible Senior Notes due 2025 (the “notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Uber also intends to grant the initial purchasers of the notes an option to purchase up to an additional $150 million principal amount of the notes.

The notes will be senior unsecured obligations of Uber and will accrue interest payable semiannually in arrears. The notes will be convertible into cash, shares of Uber’s common stock, or a combination of cash and shares of Uber’s common stock, at Uber’s election. The interest rate, initial conversion rate, repurchase or redemption rights and other terms of the notes will be determined at the time of pricing of the offering.

Uber intends to use the net proceeds from the offering for working capital and other general corporate purposes, which may include acquisitions or strategic transactions although Uber has not designated any specific uses at this time.

Neither the notes, nor any shares of Uber’s common stock issuable upon conversion of the notes, have been registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains “forward-looking” statements that are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include statements concerning the proposed terms of the notes, the completion, timing and size of the proposed offering of the notes and the anticipated use of proceeds from the offering. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “believe,” “could,” “expect”, “intend”, “may”, “potential,” “will,” “would” or similar expressions and the negatives of those terms.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual events to differ from Uber’s plans. These risks include, but are not limited to, market risks, trends and conditions, and those risks included in the section titled “Risk Factors” in Uber’s Securities and Exchange Commission (“SEC”) filings and reports, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 and other filings that Uber makes from time to time with the SEC, which are available on the SEC’s website at www.sec.gov. In addition, forward-looking statements contained in this press release are based on assumptions that Uber believes to be reasonable as of this date. Except as required by law, Uber assumes no obligation to update these forward-looking statements as a result of new information, future events, changes in expectations or otherwise.

About Uber

Uber’s mission is to create opportunity through movement. We started in 2010 to solve a simple problem: how do you get access to a ride at the touch of a button? More than 15 billion trips later, we're building products to get people closer to where they want to be. By changing how people, food, and things move through cities, Uber is a platform that opens up the world to new possibilities.

Investor Contact:

investor@uber.com

Media Contact:

press@uber.com